SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 August 7, 1997
                Date of Report (Date of earliest event reported)





                            BRODERBUND SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-15811                   94-2768218
   (State of incorporation)     (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)



                              500 REDWOOD BOULEVARD
                            NOVATO, CALIFORNIA 94947
          (Address of principal executive offices, including zip code)

                                 (415) 382-4400
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

Pursuant to a Stock Purchase Agreement dated August 6, 1997 (the "Purchase Agreement") among Broderbund Software, Inc., a Delaware corporation ("Broderbund") Intuit Inc., a Delaware corporation ("Intuit"), and Parsons Technology, Inc., a California corporation and a wholly-owned subsidiary of Intuit ("Parsons"), on August 7, 1997 (the "Closing"), Broderbund purchased all of the outstanding stock of Parsons (the "Parsons Shares") from Intuit for a purchase price of $31,000,000 in cash (the "Purchase Price") determined as a result of arms'-length negotiations between the parties. Parsons develops and markets a broad range of consumer software products, primarily through direct mail and telemarketing and sales channels.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired. Not required.

     (b)  Pro Forma Financial Information. Not required.

     (c)  Exhibits. The following exhibits are filed herewith:

          2.01 Stock Purchase Agreement dated as of August 6, 1997 by and among Intuit Inc., Broderbund Software, Inc. and Parsons Technology, Inc.*

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*    Certain exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Broderbund agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.


                                    SIGNATURE

     Pursuant to requirements of the Securities Exchange Act of 1934, Intuit Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                BRODERBUND SOFTWARE, INC.



Dated:  November 20, 1997                       By: /s/ Thomas Marcus
                                                    ---------------------------
                                                     Name:  Thomas Marcus
                                                     Title: Vice President,
                                                            Secretary & General
                                                            Counsel

                            BRODERBUND SOFTWARE, INC.

                                    FORM 8-K

                             FILED NOVEMBER 20, 1997



                                  EXHIBIT INDEX



     Exhibit                                 Description
     Number

      2.01 Stock Purchase Agreement dated as of August 6, 1997 by and among Intuit Inc., Broderbund Software, Inc. and Parsons Technology, Inc.*

----------
* Certain exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Broderbund agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.